Exhibit 99.1

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 1 of 118 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION ENTERED 05/06/2019 ) ) ) ) ) ) ) In re: Chapter 11 JONES ENERGY, INC., et al.,1 Case No. 19-32112 (DRJ) Debtors. (Jointly Administered) ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION OF JONES ENERGY, INC. AND ITS DEBTOR AFFILIATES The above-captioned debtors (collectively, the “Debtors”) having: a. distributed, on or about April 3, 2019 (i) the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates (Technical Modifications) [Docket No. 20] (as modified, amended, or supplemented from time to time, the “Plan”) attached hereto as Exhibit A, (ii) the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates [Docket No. 19] (the “Disclosure Statement”),2 and (iii) ballots for voting on the Plan to holders of Claims in Class 4 (First Lien Notes Claims), Class 5 (Unsecured Notes Claims), and Class 7 (General Unsecured Claims Against JEI and/or JEI, LLC), in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”); b. served, on or about April 3, 2019 the Announcement of Restructuring Support Agreement, Summary of Plan of Reorganization, Information Regarding Key Dates and Certain Other Matters [Docket No. 51, Exhibit 2] (the “Combined Notice”) on 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Jones Energy, Inc. (7968); Jones Energy, LLC (8861); CCPR Sub LLC (0942); Jones Energy Finance Corp. (6247); Jones Energy Holdings, LLC (5091); Jones Energy Intermediate, LLC (3552); JRJ Opco, LLC (1488); Nosley Acquisition, LLC (1548); Nosley Assets, LLC (6460); Nosley Midstream, LLC (8315); and Nosley SCOOP, LLC (1108). The location of Jones Energy, LLC’s principal place of business and the Debtors’ service address in these chapter 11 cases is: 807 Las Cimas Parkway, Suite 350, Austin, TX 78746. 2 Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply. KE 60983890

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 2 of 118 all known parties in interest, which informed recipients of (i) the Debtors’ intention to commence these Chapter 11 Cases on April 14, 2019, (ii) the Debtors’ intention to request that the Court schedule a combined hearing to consider approval of the Disclosure Statement and confirmation of the Plan on May 6, 2019, subject to this Court’s availability (the “Combined Hearing”), (iii) the key terms of the Plan, including classification and treatment of Claims and Interests, (iv) key dates and information regarding approval of the Disclosure Statement and confirmation of the Plan and the Objection Deadline, (v) the methods by which parties may request copies of the Plan, Disclosure Statement, and Restructuring Support Agreement, and (vi) the full text of the release, exculpation, and injunction provisions set forth in the Plan; c. served, on or about April 3, 2019 the Notice of (A) Non-Voting Status to Holders or Potential Holders of (I) Unimpaired Claims Conclusively Presumed to Accept the Plan and (II) Impaired Claims Conclusively Presumed to Reject the Plan and (B) Opportunity for Holders of Claims and Interests to Opt Out of the Third-Party Releases (the “Notice of Non-Voting Status and Opportunity to Opt Out” and, together with the Combined Notice, the “Notices”) on all holders or potential holders of Claims or Interests in non-voting Classes, which informed recipients of (i) their status as holders or potential holders of Claims or Interests in non-voting classes, (ii) provided the full text of the release, exculpation, and injunction provisions set forth in the Plan, (iii) included a form by which holders could elect to opt out of the Third-Party Release by checking a prominently featured and clearly labeled box, and (iv) enclosed a postage prepaid, return-addressed envelope in which holders could return their opt out elections to the Solicitation Agent; d. published, on April 5, 2019 the Combined Notice in The New York Times, as evidenced by the Affidavit of Publication for The New York Times [Docket No. 51, Exhibit 14], and the Houston Chronicle, as evidenced by the Affidavit of Publication for the Houston Chronicle [Docket No. 51, Exhibit 15]; e. commenced, on April 14, 2019 (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code; f. filed,3 on the Petition Date: (i) the Plan and the Disclosure Statement; (ii) the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing Plan and Disclosure Statement Objection and Reply Deadlines and Related Procedures, (III) Waiving the Requirement that the 3 Unless otherwise indicated, use of the term “Filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable. 2

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 3 of 118 U.S. Trustee Convene a Meeting of Creditors, and (IV) Granting Related Relief [Docket No. 21] (the “Scheduling Motion”); (iii) the Declaration of Jane Sullivan of Epiq Corporate Restructuring, LLC Regarding Noticing and Preliminary Tabulation of Ballots Cast on Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates [Docket No. 22], whichdetailed thenotice, claims administration, solicitation, and balloting process the Debtors have undertaken (the “Preliminary Voting Report”); (iv) the Declaration of Carl F. Giesler in Support of Chapter 11 Petitions and Certain First Day Motions [Docket No. 7] (the “First Day Declaration”), detailing the facts and circumstances of these Chapter 11 Cases; (v) the Affidavit of Service of Solicitation Materials [Docket No. 51] (together with all the exhibits thereto, the “Solicitation Materials Affidavit”); g. filed, on April 26, 2019, the Plan Supplement for the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates (Technical Modifications) [Docket No. 132] (as modified, amended, or supplemented from time to time, including, without limitation, by the Amended Plan Supplement (defined below), the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”); h. filed, on May 3, 2019, the Amended Plan Supplement for the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates (Technical Modifications) (the “Amended Plan Supplement”); i. filed, on May 3, 2019, the Supplemental Declaration of Jane Sullivan on Behalf of Epiq Corporate Restructuring, LLC Regarding Final Tabulation of Ballots Cast on the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates [Docket No. 160], which accounts for ballots received up to the Voting Deadline (the “Final Voting Report” and, together with the Preliminary Voting Report, the “Voting Reports”); j. filed, on May 3, 2019, the Supplemental Affidavit of Service of Solicitation Materials [Docket No. 161] (together with the Solicitation Materials Affidavit, the “Solicitation Affidavits”); k. filed, on May 3, 2019, the Memorandum of Law of Jones Energy, Inc., et al., in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 162] (the “Confirmation Brief”); and l. operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. 3

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 4 of 118 The Court having: a. entered, on April 15, 2019, the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Establishing Plan and Disclosure Statement Objection and Reply Deadlines and Related Procedures, (III) Waiving the Requirement that the U.S. Trustee Convene a Meeting of Creditors, and (IV) Granting Related Relief [Docket No. 75] (the “Scheduling Order”); b. set May 6, 2019, at 1:30 p.m. (prevailing Central Time), as the date and time for the Combined Hearing, pursuant to sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, as set forth in the Scheduling Order; c. reviewed the Plan, the Disclosure Statement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Voting Reports, the Combined Notice, the Solicitation Affidavits, and all Filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and confirmation of the Plan, including all objections, statements, and reservations of rights; d. held the Combined Hearing; e. heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation; f. considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation; and g. taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases. NOW, THEREFORE, it appearing to the Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents Filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders: 4

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 5 of 118 FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings and Conclusions. 1. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such. B. Jurisdiction, Venue, and Core Proceeding. 2. This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. C. Eligibility for Relief. 3. The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code. D. Commencement and Joint Administration of these Chapter 11 Cases. 4. On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 36], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015.Since the Petition Date, the Debtors have 5

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 6 of 118 operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases. No statutory committee of unsecured creditors or equity security holders has been appointed pursuant to section 1102 of the Bankruptcy Code in these Chapter 11 Cases. E. Modifications to the Plan. 5. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases.In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. F. Burden of Proof—Confirmation of the Plan. 6. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance 6

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 7 of 118 of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard. G. Notice. 7. As evidenced by the Solicitation Materials Affidavit and the Voting Reports, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, the Combined Hearing, and the opportunity to opt out of the Third-Party Release, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan to all bondholders of record, the full creditor matrix, the Core/2002 list, and all equity holders of record. Further, the Combined Notice was published in The New York Times and the Houston Chronicle on April 5, 2019 in compliance with Bankruptcy Rule 2002(I). Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Scheduling Order. No other or further notice is or shall be required. H. Disclosure Statement. 8. The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b). 7

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 8 of 118 I. Ballots. 9. The Classes of Claims and Interests entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”) are set forth below: Class Designation 4 5 7 First Lien Notes Claims Unsecured Notes Claims General Unsecured Claims Against JEI and/or JEI, LLC 10. The form of ballots attached to the Scheduling Order as Exhibit 3, Exhibit 4, and Exhibit 5 (the “Ballots”) that the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders in the Voting Classes to vote to accept or reject the Plan. J. Solicitation. 11. As described in the Voting Reports, the solicitation of votes on the Plan complied with the solicitation procedures set forth in Article VIII of the Disclosure Statement (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act. 12. As described in the Voting Reports and the Solicitation Materials Affidavit, as applicable, prior to the Petition Date, the Plan, the Disclosure Statement, the Combined Notice, and the Ballots (collectively, the “Solicitation Packages”) were transmitted and served, including to all holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. 8

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 9 of 118 Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required. 13. As set forth in the Voting Reports, the Solicitation Packages were distributed to holders in the Voting Classes that held a Claim or Interest as of March 27, 2019 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient. 14. The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for each holder in the Voting Classes to make an informed decision to accept or reject the Plan. 15. Under section 1126(f) of the Bankruptcy Code, holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 3 (Hedge Claims / RBL Claims), and Class 6 (General Unsecured Claims against Debtors other than JEI and JEI, LLC) (collectively, the “Unimpaired Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. The Debtors were not required to solicit votes from the holders of Claims and Interests in Class 9 (Existing Preferred Equity Interests) and Class 10 (Existing Common Equity Interests) (collectively, the “Deemed Rejecting Classes”), which were Impaired and deemed to reject the Plan. Holders of Claims and Interests in Class 8 (Intercompany Claims) and Class 11 (Intercompany Interests) (the “Deemed Accepting/Rejecting Classes” and, together with the Unimpaired Classes and the Deemed Rejecting Classes, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. 9

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 10 of 118 16. Nevertheless, the Debtors served the Combined Notice and the Notice of Non-Voting Status and Opportunity to Opt Out on the entire creditor matrix and all equity holders of record. The Notices adequately summarized the material terms of the Plan, including classification and treatment of claims and the release, exculpation, and injunction provisions of the Plan. Further, because the Opt Out Form was included in both the Ballots and the Notice of Non-Voting Status and Opportunity to Opt Out, every known stakeholder, including unimpaired creditors and equity holders, was provided with the means by which they can opt out of the Third-Party Release, including pre-addressed prepaid return envelopes. The Debtors served the Notices on all bondholders of record, the full creditor matrix, and all equity holders of record. K. Voting. 17. As evidenced by the Voting Reports, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation. L. Plan Supplement. 18. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. The Core Notice Parties and holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement. 10

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 11 of 118 M. Compliance with Bankruptcy Code Requirements–Section 1129(a)(1). 19. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). (i) Proper Classification–Sections 1122 and 1123. 20. The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 11 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. (ii) Specified Unimpaired Classes–Section 1123(a)(2). 21. The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code: Class Claims and Interests 1 2 3 8 6 Other Secured Claims Other Priority Claims Hedge Claims / RBL Claims Intercompany Claims General Unsecured Claims against Debtors other than JEI and JEI, LLC Intercompany Interests 11 22. For the avoidance of doubt, holders of Intercompany Claims and Intercompany Interests are Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired 11

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 12 of 118 and deed to reject the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan. (iii) Specified Treatment of Impaired Classes–Section 1123(a)(3). 23. The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes: Class Claims and Interests 4 5 7 8 9 10 11 First Lien Notes Claims Unsecured Notes Claims General Unsecured Claims against JEI and/or JEI, LLC Intercompany Claims Existing Preferred Equity Interests Existing Common Equity Interests Intercompany Interests 24. For the avoidance of doubt, holders of Intercompany Claims and Intercompany Interests are Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired and deemed to reject the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. No Discrimination–Section 1123(a)(4). (iv) 25. The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. 12

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 13 of 118 (v) Adequate Means for Plan Implementation–Section 1123(a)(5). 26. The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the general settlement of Claims and Interests; (b) authorization for the Debtors and/or Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions, including, without limitation, any restructuring transaction steps set forth in the Plan Supplement, as the same may be modified or amended from time to time prior to the Effective Date; (c) the Definitive Documentation; (d) the adoption of the New Organizational Documents; (e) the funding and sources of consideration for the Plan distributions; (f) the unimpairment of holders of mineral, working, and similar interests; (g) the reservation of equity for future distribution in accordance with the terms and conditions of the Management Compensation Term Sheet; (h) the vesting of assets in the Reorganized Debtors; (i) cancellation of existing securities and agreements; (j) the authorization and approval of the Exit Facility, the New Common Equity, and the New Warrants and entry into any agreements related to the same as set forth in the Plan or the Plan Supplement; (k) the authorization and approval of corporate actions under the Plan and consistent with the Restructuring Support Agreement (the “Restructuring Support Agreement”) [Docket No. 19, Exhibit B]; (l) the creation of the Professional Escrow Account; (m) the appointment of the New Board; and (n) the effectuation and implementation of documents and further transactions. (vi) Voting Power of Equity Securities–Section 1123(a)(6). 27. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. In accordance with Article IV.J of the Plan, on or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. 13

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 14 of 118 The New Organizational Documents will prohibit the issuance of non-voting equity Securities, thereby satisfying section 1123(a)(6). Directors and Officers–Section 1123(a)(7). (vii) 28. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article IV.L of the Plan, the identities of the members of the New Board and the officers of the Reorganized Debtors, to the extent known, are identified in Exhibit B of the Plan Supplement [Docket No. 132], which exhibit may be modified and/or supplemented prior to the Effective Date, or shall be appointed in accordance with the Governance Term Sheet. [Docket No. 19, Exhibit B, Annex 6]. The selection of the New Board and the officers of the Reorganized Debtors is consistent with the interests of all holders of Claims and Interests, and public policy. (viii) Impairment / Unimpairment of Classes–Section 1123(b)(1). 29. The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests. (ix) Assumption–Section 1123(b)(2). 30. The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides that all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (1) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date. The assumption of Executory Contracts and Unexpired 14

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 15 of 118 Leases may include the assignment of certain of such contracts and leases as set forth in the Restructuring Transactions Memorandum attached as Exhibit I to Plan Supplement. (x) Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action–Section 1123(b)(3). 31. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. In addition, the compromises and settlements embodied in the Plan and the negotiated support in the Restructuring Support Agreement preserve value by enabling the Debtors to avoid extended, value-eroding litigation that could delay the Debtors’ emergence from chapter 11. Instead of litigating with the First Lien Noteholders and the Unsecured Noteholders over asserted claims and potential recoveries, these creditors are parties to the Restructuring Support Agreement, have supported and voted in favor of the Plan and its swift confirmation, consented to the use of cash collateral, and backstopped the Committed Exit Facility—each of which provides significant value to the Debtors and their estates. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates. 32. Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Release. Such release is a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests. Also, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the 15

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 16 of 118 Claims released by the Debtor Release; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by the Debtor Release. Further, an independent committee of the Debtors’ board of directors analyzed and considered all potential claims and causes of action held by the Debtors and determined that granting the Debtor Release was appropriate and necessary under the circumstances. 33. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings and negotiations during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release for the parties to the Restructuring Support Agreement (which has broad support of parties across the Debtors’ capital structure), including the members of the First Lien Ad Hoc Group and the Crossover Group, is appropriate because such parties supported the Plan, have agreed to equitize their Claims to entirely deleverage the Debtors’ prepetition capital structure and provide additional liquidity and thereby provided valuable consideration to the Debtors to facilitate the Debtors’ reorganization. 34. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan. 16

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 17 of 118 35. Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release facilitated participation in the Restructuring Support Agreement, the Plan, and the chapter 11 process generally. The Third-Party Release was a critical and integral component of the Restructuring Support Agreement and the creditors’ agreement to support the Plan thereby preventing significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was a core negotiation point in connection with the Restructuring Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. 36. The Third-Party Release is consensual as to all parties in interest, including all Releasing Parties, and such parties in interest were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to confirmation of the Plan, and received the Combined Notice and were properly informed that the Holders of Claims against or Interests in the Debtors that did not check the “Opt Out” box on the applicable Ballot or Opt Out Form, returned in advance of the Voting Deadline would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the Combined Notice.Further, members of a non-Voting Class and recipients of the Combined Notice also received a pre-addressed prepaid return envelope to facilitate the submission of any opt out election. 17

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 18 of 118 37. The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Combined Notice sent to holders of Claims and Interests and published in The New York Times and the Houston Chronicle on April 5, 2019, and the Ballots sent to all holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and are fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all holders of Claims and Interests. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release. 38. The exculpation, described in Article VIII.E of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these Chapter 11 Cases in good faith and is appropriately released and exculpated from any obligation, Cause of Action, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of 18

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 19 of 118 Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for actual fraud, gross negligence, or willful misconduct, is consistent with established practice in this jurisdiction and others. 39. The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose. 40. Pursuant to Article IV.R of the Plan and in accordance with section 1123(b)(3)(B) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganzied Debtor, as applicable, shall retain and may enforce all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests. 19

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 20 of 118 41. The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.B of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests. (xi) Additional Plan Provisions–Section 1123(b)(6)). 42. The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. (xii) Cure of Defaults –Section 1123(d). 43. Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the 20

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 21 of 118 Bankruptcy Code. On April 26, 2019, the Debtors filed the Assumed Executory Contracts and Unexpired Leases Schedule as Exhibit C to the Plan Supplement. As soon as was reasonably practicable thereafter, the Debtors served sufficient notice on the counterparties to the Assumed Executory Contracts and Unexpired Leases listed thereon. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. N. Debtor Compliance with the Bankruptcy Code–Section 1129(a)(2). 44. The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor: a. is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code; b. has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and c. complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan. O. Plan Proposed in Good Faith–Section 1129(a)(3). 45. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the 21

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 22 of 118 Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. 46. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the First Lien Ad Hoc Group, and the Crossover Group, among others. The Plan itself and the process leading to its formulation provides independent evidence of the Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of holders of Claims and Interests.Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. P. Payment for Services or Costs and Expenses–Section 1129(a)(4). 47. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. Q. Directors, Officers, and Insiders–Section 1129(a)(5). 48. The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Article IV.L of the Plan, in conjunction with Exhibit B of the Plan Supplement, discloses the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors to the extent known on the date hereof. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointments to, or 22

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 23 of 118 continuance in, such offices by the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and with public policy. R. No Rate Changes–Section 1129(a)(6). 49. Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission. S. Best Interest of Creditors–Section 1129(a)(7). 50. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit D to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. T. Acceptance by Certain Classes–Section 1129(a)(8). 51. The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code.Classes 1, 2, 3, and 6 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes, Classes 3, 4 , and 7 have voted to accept the Plan. Holders of Claims and Interests in Classes 6, 8, and 11 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent 23

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 24 of 118 cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. However, holders of Interests in Classes 9 and 10 receive no recovery on account of their Interests pursuant to the Plan and are deemed to have rejected the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. U. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code–Section 1129(a)(9). 52. The treatment of Allowed Administrative Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code. V. Acceptance by At Least One Impaired Class–Section 1129(a)(10). 53. The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Reports, the Voting Classes, each of which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims and Interests, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code. W. Feasibility–Section 1129(a)(11). 54. The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered by the Debtors at, or prior to the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need 24

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 25 of 118 for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. X. Payment of Fees–Section 1129(a)(12). 55. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). Y. Continuation of Employee Benefits–Section 1129(a)(13). 56. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.Q of the Plan provides that all employee wages, compensation, and benefit programs in place as of the Effective Date shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. From and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, shall continue to be paid in accordance with applicable law. Z. Non-Applicability of Certain Sections–Sections 1129(a)(14), (15), and (16). 57. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations. AA. “Cram Down” Requirements–Section 1129(b). 58. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Classes have been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have 25

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 26 of 118 been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable and meets the requirements that (a) no holder of any Claim or Interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no holder of a Claim in a Class senior to such Classes is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. Further, the holders of Claims in Class 4 (First Lien Notes Claims) and Class 5 (Unsecured Notes Claims) are party to the Restructuring Support Agreement and agreed to their treatment under the Plan and have voted to accept the Plan in sufficient number and in sufficient amount to constitute an accepting class under the Bankruptcy Code. Section 1129(b) also does not apply to Class 7, the General Unsecured Claims against JEI and/or JEI, LLC, because the holders of such Claims have voted to accept the Plan in sufficient number and in sufficient amount to constitute an accepting class under the Bankruptcy Code. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan. BB. Only One Plan–Section 1129(c). 59. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan Filed in each of these Chapter 11 Cases. CC. Principal Purpose of the Plan–Section 1129(d). 60. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of 26

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 27 of 118 the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied. DD. Good Faith Solicitation–Section 1125(e). 61. The Debtors, the First Lien Notes Trustee, the First Lien Notes Collateral Agent, the First Lien Ad Hoc Group and all members thereof, the Unsecured Notes Trustee, the Crossover Group and all members thereof, the Exit Backstop Participants, the Exit Facility Agent, the Exit Facility Lenders, the lead arranger of the Alternative Exit Facility, and with respect to each of the foregoing parties, each of such party’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), the parties to the Restructuring Support Agreement, and any and all affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the Restructuring Support Agreement, the extension of financing under the Committed Exit Facility and the Alternative Exit Facility, as applicable, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. EE. Satisfaction of Confirmation Requirements. 62. Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. 27

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 28 of 118 FF. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. 63. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan. GG. Implementation. 64. All documents necessary to implement the Plan and all other relevant and necessary documents (including the Restructuring Support Agreement, the Exit Facility Documents and the New Organizational Documents) have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law. HH. Disclosure of Facts. 65. The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility and the New Organizational Documents, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations. II. Good Faith. 66. The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as appropriate, and their respective officers, directors, and advisors have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed 28

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 29 of 118 by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility and the New Organizational Documents, and the other Restructuring Transactions. JJ. Essential Element of the Plan. 67. The Exit Facility and Exit Facility Documents are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan.The Debtors have exercised sound business judgment in deciding to pursue and enter into the Exit Facility and have provided adequate notice thereof. The Exit Facility was negotiated in good faith and at arm’s-length among the Debtors and the Exit extended and loans made to the Facility Agent and Exit Facility Lenders, and any credit Reorganized Debtors by the Exit Facility Lenders and any fees and expenses paid thereunder are deemed to have been extended, issued, and made in good faith. The Debtors have provided sufficient and adequate notice of the material terms of the Exit Facility to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Exit Facility Documents and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. ORDER IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: 1. Disclosure Statement. The Disclosure Statement is approved in all respects. 2. Ballots. The forms of Ballots attached to the Scheduling Motion as Exhibit 3 (Master Ballot), Exhibit 4 (Beneficial Holder Ballot), and Exhibit 5 (Class 7 Ballot) are approved. 3. Solicitation Procedures. The Solicitation Procedures utilized by the Debtors for distribution of the Solicitation Packages, as set forth in the Scheduling Motion, the Confirmation 29

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 30 of 118 Brief, and the Voting Reports, in soliciting acceptances and rejections of the Plan satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules and are approved. The procedures used for tabulations of votes to accept or reject the Plan as set forth in the Voting Reports and as provided by the Ballots are approved. 4. Notices. The publication and service of the Notices is deemed to be sufficient and appropriate under the circumstances. The form of the Combined Notice attached as Exhibit 1 to the Scheduling Order, the Notice of Non-Voting Status and Opportunity to Opt Out, substantially in the form attached as Exhibit 2 to the Scheduling Order, and service thereof comply with the requirements of the Bankruptcy Code and the Bankruptcy Rules and are approved. 5. Voting Record Date. March 27, 2019, as the Voting Record Date, and May 1, 2019, as the Voting Deadline, are hereby established and approved with respect to the solicitation of votes to accept, and voting on, the Plan. 6. Tabulation Procedures. The procedures used for tabulations of votes to accept or reject the Plan as set forth in the Scheduling Motion, the Voting Reports, and the Ballots are approved. 7. Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order. 8. Objections. All objections and all reservations of rights pertaining to approval of the Disclosure Statement and Confirmation of the Plan that have not been withdrawn, waived, or settled are overruled on the merits. 30

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 31 of 118 9. Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan. 10. No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, and the Texas Business Organizations Code, including section 101.606 thereof, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facility and the New Organizational Documents, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors. 11. Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether holders of such Claims or Interests have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. 31

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 32 of 118 12. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions Memorandum), or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. 13. Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Exit Facility and the New Organizational Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders. 14. Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Restructuring Support Agreement, the New Organizational Documents, and/or the Plan, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in the Restructuring Transactions Memorandum or other exhibits to the Plan Supplement), 32

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 33 of 118 and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions (including the deemed contributions of Claims as set forth in the Restructuring Transactions Memorandum) are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed. 15. Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing any Claims or Interests, including any such notes, instruments, certificates, or other documents evidencing the JEH Mirror Preferred Units, shall be cancelled and the obligations of the Debtors or Reorganized Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Subject to any applicable provisions of Article VI of the Plan, the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture shall continue in effect solely to the extent 33

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 34 of 118 necessary to: (1) permit holders of Claims under the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture to receive their respective Plan Distributions, as applicable; (2) permit the Reorganized Debtors, the First Lien Notes Indenture Trustee, the First Lien Notes Collateral Agent, and the Unsecured Notes Indenture Trustee to make Plan Distributions on account of the Allowed Claims under the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture, as applicable, and deduct therefrom such reasonable compensation, fees, and expenses (a) due to the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee under the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable, or (b) incurred by the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee in making such Plan Distributions; and (3) permit each of the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee to seek and receive compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan and to maintain its respective Indenture Trustees’ Charging Liens. Except as provided in the Plan, on the Effective Date, the First Lien Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee, and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable.The commitments and obligations (if any) of the First Lien Noteholders or the Unsecured Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the First Lien Notes Indenture, 34

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 35 of 118 the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable, shall fully terminate and be of no further force or effect on the Effective Date. 16. Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety. 17. Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to list any Causes of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Court. The 35

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 36 of 118 Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court. 18. Subordination. Pursuant to section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Reorganized Debtors reserve the right to re-classify any 36

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 37 of 118 Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 19. Release of Liens. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the Exit Facility, or any other document executed in connection therewith, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Without limiting the foregoing, to the extent that any holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such holder, has filed or recorded any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or any such agent for such holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests. 20. Exit Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, the terms of which are set forth in the Exit Facility Documents. Entry of this Confirmation Order shall be deemed (a) approval of the Exit Facility (including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), to the extent not approved by the Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, 37

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 38 of 118 without further notice to or order of the Court, (i) execute and deliver those documents and agreements necessary or appropriate to pursue or obtain the Exit Facility, including the Exit Facility Documents, and incur and pay any fees and expenses in connection therewith, and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to consummate the Exit Facility. 21. As of the Effective Date, upon the granting of Liens in accordance with the Exit Facility Documents, such Liens shall constitute valid, binding, enforceable, and automatically perfected Liens in the collateral specified in the Exit Facility Documents. To the extent provided in the Exit Facility Documents, the Exit Facility Agent or holder(s) of Liens under the Exit Facility Documents are authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The guarantees, mortgages, pledges, Liens, and other security interests granted to secure the obligations arising under the Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extent credit thereunder shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination, and the priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents. 22. New Organizational Documents. The terms of the New Organizational Documents attached to the Plan Supplement as Exhibit A, are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as 38

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 39 of 118 applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On the Effective Date, without any further action by the Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Organizational Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on the Effective Date, without any further action by the Court or the directors, officers or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Organizational Documents; (b) perform all of its obligations under the New Organizational Documents; and (c) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the New Organizational Documents. Notwithstanding anything to the contrary in this Confirmation Order or Article XI of the Plan, after the Effective Date, any disputes arising under the New Organizational Documents will be governed by the jurisdictional provisions therein. 23. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019. 24. Treatment of Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, 39

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 40 of 118 the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims or Interests, and other parties in interest in these Chapter 11 Cases. 25. Assumption of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Court, under section 365 of the Bankruptcy Code and the payment of Cures, if any, shall be paid in accordance with Article V.C. of the Plan.The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts and leases as set forth in the Restructuring Transactions Memorandum attached as Exhibit I to Plan Supplement. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.C of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-40

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 41 of 118 related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V.C of the Plan shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Court. 26.Pursuant to the Plan, all existing employment agreements, indemnification agreements, or other agreements between the Debtors and the Debtors’ current and former employees are hereby assumed and/or assumed and assigned to the applicable Reorganized Debtor on the Effective Date and in accordance with the provisions and requirements of section 365 and 1123 of the Bankruptcy Code. 27. Indemnification. As of the Effective Date, the New Organizational Documents of each Reorganized Debtor shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, employees, or agents at least to the same extent as the certificate of incorporation, bylaws, or similar organizational document of each of the respective Debtors on the Petition Date, against any claims or causes of action whether derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. 28. Directors’ and Officers’ Liability Insurance. Notwithstanding anything in this Confirmation Order to the contrary, the Reorganized Debtors are hereby approved to assume all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the 41

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 42 of 118 Bankruptcy Code effective as of the Effective Date. Notwithstanding anything to the contrary contained in this Confirmation Order, any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies shall not be discharged, impaired, or otherwise modified, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan, as to which no Proof of Claim need be filed. 29. After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. 30. Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan. 31. Professional Compensation. All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and the Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows, including from the Professional Escrow Account, which the Debtors will establish prior to the Effective Date and maintain in trust 42

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 43 of 118 for the Professionals and fund with Cash equal to the Professional Amount on the Effective Date. No funds in the Professional Escrow Account shall be property of the Estates.Any funds remaining in the Professional Escrow Account after all Allowed Professional Claims have been paid shall be turned over to the Reorganized Debtors. From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Court. 32. Release, Exculpation, Discharge, and Injunction Provisions.The following release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein. a. Discharge of Claims and Termination of Interests. 33. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including 43

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 44 of 118 withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan.This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. b. Release of Liens. 34. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such 44

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 45 of 118 holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. 35. To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such holder’s behalf. c. Releases by the Debtors. 36. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of 45

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 46 of 118 the Debtors, based on or relating to, or in any manner arising from, in whole or in part: the Debtors (including the management, ownership, or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions or (b) any Person from any claim or Causes of Action 46

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 47 of 118 related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. 37. Entry of this Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release. d. Releases by the Releasing Parties. 38. Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party is deemed to have released and discharged the Debtors, the Reorganized Debtors, and each Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as 47

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 48 of 118 counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuitofConfirmation,thepursuitofConsummation,theadministrationand implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions or (b) any Person from any claim or Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. 48

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 49 of 118 39. Entry of this Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release. e. Exculpation. 40. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of 49

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 50 of 118 Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. 41. The Exculpated Parties shall be deemed to have participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan. f. Injunction. 42. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such 50

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 51 of 118 Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. 43. Upon entry of this Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan. 44.Compliance with Tax Requirements.Each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. In 51

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 52 of 118 connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors, the Disbursing Agent, and any applicable withholding agent, as applicable, are authorized to take all actions necessary or appropriate to comply with applicable withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of such Allowed Claims, to the unpaid interest, if any, accrued through the Effective Date with respect to such Allowed Claims. 45. Exemption from Transfer Taxes.To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, 52

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 53 of 118 consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 46.Provisions Regarding Governmental Units. Nothing in the Plan or this Confirmation Order discharges, releases, precludes, or enjoins: (a) any liability to any Governmental Unit that is not a Claim; (b) any Claim of a Governmental Unit arising on or after 53

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 54 of 118 the Effective Date; (c) any police or regulatory liability to a Governmental Unit on the part of any Entity as the owner, permittee, or operator of property after the Effective Date; (d) any valid right of setoff or recoupment of any Governmental Unit against any of the Debtors or Reorganized Debtors; or (e) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors. Nor shall anything in the Plan or this Confirmation Order: (w) enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence; (x) divest any court, commission, or tribunal of jurisdiction to resolve any matters relating to the liabilities and/or Claims set forth in this paragraph 46; (y) confer in this Court jurisdiction over any matter over which it would not have jurisdiction under 28 U.S.C. § 1334; or (z) authorize the transfer or assignment of any Governmental Unit license, permit, registration, authorization, or approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police or regulatory law. The Debtors’ and Reorganized Debtors’ rights and defenses under applicable non-bankruptcy law with respect to the foregoing are fully preserved.For the avoidance of doubt, the term “Governmental Unit” includes federally recognized Indian tribes and applicable state taxing authorities. 47. Consistent with Article IV.E of the Plan, all contracts, leases, covenants, operating rights agreements, or other interests or agreements with any Governmental Unit or involving (a) federal or state land or minerals or (b) lands or minerals held in trust for federally recognized Indian tribes or held by such Indian landowners in fee with federal restriction on alienation shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined, and administered in the ordinary course of business as if the Debtors’ Chapter 11 Cases were never filed. 54

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 55 of 118 48. Provisions Regarding the Texas Comptroller. Any payments of pre-Effective Date tax liabilities not paid in the ordinary course of business will be made pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and in accordance with the processes and procedures provided by the Bankruptcy Code, Texas law, or any other applicable nonbankruptcy law, as applicable. 49. Provisions Regarding Wells Fargo. As stipulated in the Cash Collateral Orders, Wells Fargo Bank, National Association (“Wells Fargo”) has a valid, perfected, and unavoidable first priority lien and security interest in the $60,000 it is holding (such cash, the “Card Collateral”) to secure the Visa Business Cards under the Business Credit Card Agreement, dated December 10, 2010, by and between Wells Fargo and Jones Energy Holdings, LLC, (as amended, restated, supplemented, or otherwise modified from time to time, or the “Card Agreement”). By agreement of the parties and pursuant to that certain letter dated April 11, 2019, the Card Agreement shall terminate on the Effective Date without further notice, order, or action by any party or this Court. Within ten (10) business days of the Effective Date, Wells Fargo (a) may exercise its rights to offset against the Card Collateral to pay any amounts outstanding under the Card Agreement as of the Effective Date following delivery of an invoice for such amounts outstanding and (b) shall return to the Reorganized Debtors all remaining Card Collateral, if any. To the extent, any amounts remain outstanding under the Card Agreement after application of all available Card Collateral, the Reorganized Debtors shall pay such amounts promptly upon receipt of a reasonably detailed invoice therefor. 50. As stipulated in the Cash Collateral Orders, Wells Fargo has a valid, perfected, and unavoidable first priority lien and security interest in the cash it is holding (the “L/C Collateral”) to secure the Irrevocable Standby Letter of Credit No. IS0360485U, dated January 26, 2016, 55

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 56 of 118 (the “Letter of Credit”) issued by Wells Fargo in favor of GLL Las Cimas, LLC (“GLL”). By agreement of Wells Fargo and the Debtors, the Debtors shall replace the Letter of Credit with a new letter of credit to be issued under the Exit Facility, and shall cause GLL to return and terminate the existing Letter of Credit on or before on the Effective Date. Within ten (10) business days of the termination of the Letter of Credit, Wells Fargo (a) may exercise its rights to offset against the L/C Collateral to pay any amounts outstanding under the Letter of Credit as of the termination date and (b) shall return to the Reorganized Debtors all excess L/C Collateral following such offset, if any. To the extent any amounts remain outstanding under the Letter of Credit after application of all available L/C Collateral, the Reorganized Debtors shall pay such amounts promptly upon receipt of a reasonably detailed invoice therefor. 51. Provisions Regarding Exxon Mobil Corporation.Article V.C of the Plan provides, in pertinent part, that, “[i]f there is any dispute regarding any Cure . . . then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute.” For the avoidance of doubt, this provision applies to the assumption by Jones Energy, LLC of that certain Farmout and Development Agreement entered into on August 1, 1998 with Exxon Corporation (now Exxon Mobil Corporation “Exxon”) and as amended on May 1, 2001 and January 24, 2006 and including any related joint operating agreement (together, the “Exxon Agreement”), which is the subject of pending litigation before the 31st Judicial District Court in Lipscomb County, Texas (cause number 18-054762) (the “Exxon Contract Litigation”). If a Final Order awarding Exxon a monetary judgment or pre-trail settlement or post-commencement of trial settlement of the monetary amount owed Exxon is entered in the Exxon Contract Litigation, the Debtors or Reorganized Debtors, as applicable, will pay the award amount or settlement amount as soon as reasonably practicable after entry of such 56

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 57 of 118 Final Order. The Debtors and Exxon agree that the Exxon Contract Litigation will proceed in the 31st Judicial District Court. The Debtors will not seek to remove the Exxon Contract Litigation to the Bankruptcy Court and, upon the expiration of the automatic stay on the Effective Date, the Exxon Contract Litigation may resume in the 31st Judicial District Court. The Debtors acknowledge that Exxon validly opted out of the Third-Party Release. 52. Provisions Regarding the TGS Agreements. Certain of the Debtors, on one hand, and TGS-NOPEC Geophysical Company ASA and A2D Technologies Inc. (d/b/a TGS Geological Products and Services) (collectively, the “TGS Parties”), on the other hand, are party to several license agreements for geophysical, well, petroleum and other data and information, including that certain Master License Agreement for Geophysical and Geological Data No. HL0317-990 effective March 23, 2017, certain supplementary agreements thereto, a LOG-LINE Plus!® Operating Agreement effective September 8, 2009, and Addendum No. 1 to the LOG-LINE Plus!® Operating Agreement effective June 13, 2017 (collectively, the “TGS Agreements”). In resolution of the TGS Entities’ Objection To Confirmation of the Debtors’ Joint Chapter 11 Plan of Reorganization and to Assumption or Assumption and Assignment of the TGS Entities’ License Agreements (the “TGS Objections”), the TGS Parties have consented to the assumption under section 365 of the Bankruptcy Code of each of the TGS Agreements by the applicable Reorganized Debtor on the Effective Date in consideration of and contingent upon the Reorganized Debtors’ provision of the “adequate assurance of future performance” agreed upon between the TGS Parties and the Debtors on May 2, 2019, as confirmed by email that date between their respective counsel. As additional “adequate assurance of future performance,” the Debtors and Reorganized Debtors agree that notwithstanding anything in the Plan, Disclosure Statement, Plan Supplement or otherwise, all rights and entitlements of the TGS Entities under the TGS 57

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 58 of 118 Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the TGS Agreements or the terms of the Plan, and the Reorganized Debtors agree to and shall be obligated, on and after the Effective Date of the Plan, to timely comply with all of the terms and conditions of the TGS Agreements, including but not limited to any and all provisions and restrictions regarding use, transfer, assignment, change of control, change of ownership, and termination thereof. The TGS Parties have withdrawn their objection to confirmation of the Plan and the Ballots they submitted to the Notice and Claims Agent; however, the Debtors acknowledge that the TGS Parties validly opted out of the Third-Party Releases contained in the Plan. 53. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order. 54. Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. 55. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided 58

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 59 of 118 that any such deletion or modification must be consistent with the Restructuring Support Agreement; and (c) nonseverable and mutually dependent. 56. Post-ConfirmationModifications. Withoutneedforfurtherorderor authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein) and the Restructuring Support Agreement. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan. 57. Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law. 58. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Court 59

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 60 of 118 or the Office of the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date. 59. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement. 60. Exemption from Registration Requirements. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Equity and the New Warrants, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.In addition, under section 1145 of the Bankruptcy Code, such New Common Equity and New Warrants will be freely tradable in the United States by the recipients thereof, subject to the provisions of (a) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (b) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, and (c) any restrictions in the New Organizational Documents or Stockholders Agreement. 61.Reporting. On or before 21 days following the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall submit to the U.S. Trustee a report detailing disbursements, on a Debtor-by-Debtor basis, for the period from the Petition Date to the Effective 60

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 61 of 118 Date. After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to file with the Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Court, including monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date); provided that the Debtors or Reorganized Debtors, as applicable, will (a) comply with the U.S. Trustee’s quarterly reporting requirements and (b) deliver the new Interim Budget pursuant to paragraph 3 of the Cash Collateral Orders. 62.Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Confirmation Order and Effective Date Notice”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties within ten (10) Business Days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address.The Combined Notice and the Confirmation Order and Effective Date Notice are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary. 63. Failure of Consummation. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or 61

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 62 of 118 Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity. 64. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) of the Bankruptcy Code. 65. Waiver of 14-Day Stay. Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order is effectively immediately and not subject to any stay. 66. References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference. 67. Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose. 68. Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. 69.Termination of Challenge Period.The Challenge Period (as defined in the Interim Cash Collateral Order) is terminated as of the Effective Date, and the stipulations, 62

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 63 of 118 admissions, findings, and release contained in the Cash Collateral Orders shall be binding on the Debtors’ estates and all parties in interest as of the Effective Date. 70. Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence upon the entry hereof. 71. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code. Houston, Texas DateSdi:g_n_e_d_:_M a_y 0_6_, ,22001199. DAVID R_._J_O_N E_S UNITED DSATVAITDERS.BJAONNEKSRUPTCY JUDGE UNITED STATES BANKRUPTCY JUDGE 63

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 64 of 118 Exhibit A Plan

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 65 of 118

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	)	Chapter 11
	)	
JONES ENERGY, INC., *et al.*,[1]	)	Case No. 19-32112 (DRJ)
	)	
Debtors.	)	(Jointly Administered)

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF JONES ENERGY, INC. AND ITS DEBTOR AFFILIATES (TECHNICAL MODIFICATIONS)

THIS CHAPTER 11 PLAN IS BEING SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION.

Brian E. Schartz, P.C. (TX Bar No. 24099361)
Anna G. Rotman, P.C. (TX Bar No. 24046761)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
609 Main Street
Houston, Texas 77002
Telephone: (713) 836-3600
Facsimile: (713) 836-3601
Email: brian.schartz@kirkland.com

-and-

James H.M. Sprayregen, P.C.
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: james.sprayregen@kirkland.com

Christopher Marcus, P.C. (admitted *pro hac vice*)
Anthony R. Grossi (admitted *pro hac vice*)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: christopher.marcus@kirkland.com
anthony.grossi@kirkland.com

- and-

Matthew D. Cavenaugh (TX Bar No. 24062656)
Jennifer F. Wertz (TX Bar No. 24072822)
JACKSON WALKER L.L.P.
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4284
Facsimile: (713) 308-4184
Email: mcavenaugh@jw.com
jwertz@jw.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

Dated: May 3, 2019

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, are: Jones Energy, Inc. (7968); Jones Energy, LLC (8861); CCPR Sub LLC (0942); Jones Energy Finance Corp. (6247); Jones Energy Holdings, LLC (5091); Jones Energy Intermediate, LLC (3552); JRJ Opco, LLC (1488); Nosley Acquisition, LLC (1548); Nosley Assets, LLC (6460); Nosley Midstream, LLC (8315); and Nosley SCOOP, LLC (1108). The location of Jones Energy, LLC's principal place of business and the Debtors' service address in these chapter 11 cases is: 807 Las Cimas Parkway, Suite 350, Austin, TX 78746.

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 66 of 118

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW 1
- A. Defined Terms. 1
- B. Rules of Interpretation. 11
- C. Computation of Time. 11
- D. Governing Law. 11
- E. Reference to Monetary Figures. 12
- F. Reference to the Debtors or the Reorganized Debtors. 12
- G. Controlling Document. 12
- H. Consent Rights. 12

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS 12
- A. Administrative Claims. 12
- B. Professional Claims. 13
- C. Priority Tax Claims. 13

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS 14
- A. Classification of Claims and Interests. 14
- B. Treatment of Claims and Interests. 14
- C. Special Provision Governing Unimpaired Claims. 18
- D. Elimination of Vacant Classes. 18
- E. Voting Classes, Presumed Acceptance by Non-Voting Classes. 18
- F. Intercompany Interests. 18
- G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. 18
- H. Controversy Concerning Impairment. 18
- I. Subordinated Claims. 18

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN 19
- A. General Settlement of Claims and Interests. 19
- B. Restructuring Transactions. 19
- C. Reorganized Debtors. 19
- D. Sources of Consideration for Plan Distributions. 20
- E. Holders of Working and Similar Interests. 21
- F. Corporate Existence. 21
- G. Vesting of Assets in the Reorganized Debtors. 21
- H. Cancellation of Existing Securities and Agreements. 22
- I. Corporate Action. 22
- J. New Organizational Documents. 23
- K. Indemnification Provisions in Organizational Documents. 23
- L. Directors and Officers of the Reorganized Debtors. 23
- M. Effectuating Documents; Further Transactions. 23
- N. Section 1146 Exemption. 23
- O. Director and Officer Liability Insurance. 24
- P. Management Incentive Program. 24
- Q. Employee and Retiree Benefits. 24
- R. Preservation of Causes of Action. 24
- S. Indenture Trustees' Expenses. 25

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 26
- A. Assumption and Rejection of Executory Contracts and Unexpired Leases. 26
- B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. 26
- C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. 27

i

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 67 of 118

D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. 27
E. Insurance Policies. 28
F. Reservation of Rights. 28
G. Nonoccurrence of Effective Date. 28
H. Employee Compensation and Benefits. 28
I. Contracts and Leases Entered Into After the Petition Date. 29

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS 29
A. Distributions on Account of Claims Allowed as of the Effective Date. 29
B. Disbursing Agent. 29
C. Rights and Powers of Disbursing Agent. 29
D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 30
E. Manner of Payment. 31
F. Section 1145 Exemption. 31
G. Compliance with Tax Requirements. 31
H. Allocations. 31
I. No Postpetition Interest on Claims. 32
J. Foreign Currency Exchange Rate. 32
K. Setoffs and Recoupment. 32
L. Claims Paid or Payable by Third Parties. 32

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS 33
A. Disputed Claims Process. 33
B. Allowance of Claims. 33
C. Claims Administration Responsibilities. 33
D. Adjustment to Claims or Interests without Objection. 34
E. Disallowance of Claims or Interests. 34
F. No Distributions Pending Allowance. 34
G. Distributions After Allowance. 34
H. No Interest. 34

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS 35
A. Discharge of Claims and Termination of Interests. 35
B. Release of Liens. 35
C. Releases by the Debtors. 35
D. Releases by the Releasing Parties. 36
E. Exculpation. 37
F. Injunction. 37
G. Protections Against Discriminatory Treatment. 38
H. Document Retention. 38
I. Reimbursement or Contribution. 38

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN 39
A. Conditions Precedent to the Effective Date. 39
B. Waiver of Conditions. 40
C. Effect of Failure of Conditions. 40
D. Substantial Consummation 40

ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN 40
A. Modification and Amendments. 40
B. Effect of Confirmation on Modifications. 40
C. Revocation or Withdrawal of Plan. 40

ARTICLE XI. RETENTION OF JURISDICTION 41

ii

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 68 of 118 ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 42 A. B. C. D. E. F. G. H. I. J. K. L. M. N. Immediate Binding Effect. .............................................................................................................. 42 Additional Documents. ................................................................................................................... 43 Payment of Statutory Fees. ............................................................................................................. 43 Statutory Committee and Cessation of Fee and Expense Payment. ................................................ 43 Reservation of Rights. ..................................................................................................................... 43 Successors and Assigns................................................................................................................... 43 Notices. ........................................................................................................................................... 43 Term of Injunctions or Stays. .......................................................................................................... 44 Entire Agreement. ........................................................................................................................... 44 Exhibits. .......................................................................................................................................... 45 Nonseverability of Plan Provisions. ................................................................................................ 45 Votes Solicited in Good Faith. ........................................................................................................ 45 Closing of Chapter 11 Cases. .......................................................................................................... 45 Waiver or Estoppel.......................................................................................................................... 45 iii

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 69 of 118 INTRODUCTION Jones Energy, Inc., CCPR Sub LLC, Jones Energy, LLC, Jones Energy Finance Corp., Jones Energy Holdings, LLC, Jones Energy Intermediate, LLC, JRJ Opco, LLC, Nosley Acquisition, LLC, Nosley Assets, LLC, Nosley Midstream, LLC, and Nosley SCOOP, LLC (each a “Debtor” and, collectively, the “Debtors”), propose this joint prepackaged chapter 11 plan of reorganization (the “Plan”) for the resolution of the outstanding claims against, and equity interests in, the Debtors. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor. Holders of Claims or Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. ALL HOLDERS OF CLAIMS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) Allowed Professional Claims; (c) any adequate protection Claim provided for in the Cash Collateral Orders; and (d) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code. 2. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 3. “Allowed” means, with respect to a Claim, any Claim (or portion thereof) that (a) is not Disputed within the applicable period of time, if any, fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, (b) is allowed, compromised, settled, or otherwise resolved pursuant to the terms of the Plan, in any stipulation that is approved by a Final Order of the Bankruptcy Court, or pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (c) has been allowed by a Final Order of the Bankruptcy Court. For the avoidance of doubt, (x) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan except as provided in Article V.B of this Plan, (y) the Debtors may deem any Unimpaired Claim to be Allowed in an asserted amount for the purposes of the Plan, and (z) any Claim (or portion thereof) that has been disallowed pursuant to a Final Order shall not be an “Allowed” Claim. 4. “Alternative Exit Facility” means an exit financing facility to be provided in lieu of the Committed Exit Facility with the consent of, and on terms and conditions (and in an amount) reasonably acceptable to, the Debtors or the Reorganized Debtors, as applicable, and the Required Consenting First Lien Noteholders. 5. “Assumed Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, which shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time; provided that such schedule shall be in form and substance acceptable to the Required Consenting First Lien Noteholders. 6. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or 1

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 70 of 118 other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws. 7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 8. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas. 9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each, as amended from time to time. 10. “Business Day” means any day other than a Saturday, Sunday, or other day on which the New York Stock Exchange or the NASDAQ is closed for trading. 11. “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items. 12. “Cash Collateral Orders” means the Interim Order (I) Authorizing Post Petition Use of Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Modifying the Automatic Stay, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 78] and the Final Order (I) Authorizing Post Petition Use of Cash Collateral, (II) Granting Adequate Protection to Prepetition Secured Parties, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief, to be filed and approved by the Bankruptcy Court in the Chapter 11 Cases. 13. “Cause of Action” or “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claims. 14. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court. 15. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 16. “Claims and Balloting Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, and solicitation agent proposed to be retained by the Debtors in the Chapter 11 Cases. 17. “Claims Register” means the official register of Claims maintained by the Claims and Balloting Agent. 18. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 19. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system. 2

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 71 of 118 20. “Committed Exit Facility” means a new exit credit facility in an aggregate principal amount of up to $20 million, on the terms set forth in the Exit Facility Term Sheet and the Exit Commitment Letters attached as Annex 3 and Annex 4, respectively, to the Restructuring Support Agreement. 21. “Company” means JEI and each of its direct and indirect subsidiaries. 22. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, compensation, and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees and retirees of their subsidiaries, including all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements, and plans, incentive plans, deferred compensation plans and life, accidental death, and dismemberment insurance plans. 23. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A hereof having been (a) satisfied or (b) waived pursuant to Article IX.B hereof. 24. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 25. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court on confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time. 26. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, consistent with the Restructuring Support Agreement, and approving the Disclosure Statement. 27. “Consenting Stakeholders” means each First Lien Noteholder and Unsecured Noteholder (or certain designated Affiliates thereof) that executes a signature page to the Restructuring Support Agreement. 28. “Consummation” means the occurrence of the Effective Date. 29. “Crossover Group” means the ad hoc group of crossover holders of First Lien Notes and Unsecured Notes represented by Davis Polk & Wardwell LLP, Haynes and Boone, LLP, and Houlihan Lokey Capital Inc. 30. “Cure” means all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code. 31. “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto. 32. “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities selected by the Debtors or the Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to the Plan. 33. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, to be approved by the Confirmation Order. 3

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 72 of 118 34. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest (or portion thereof) (a) that an objection to such Claim or Interest (or portion thereof) has been filed on or before the Effective Date; (b) for which a Proof of Claim is filed; or (c) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; provided that in no event shall a Claim or an Interest (or portion thereof) that is deemed Allowed pursuant to the Plan be a Disputed Claim. 35. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims entitled to receive distributions under the Plan. 36. “Distribution Record Date” means, other than with respect to publicly held Securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the first day of the Confirmation Hearing. 37. “Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan set forth in Article IX.A herein have been satisfied or waived. 38. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 39. “Estate” means as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case. 40. “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a, et seq., as amended from time to time. 41. “Exculpated Parties” means collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Notes Trustee; (d) the First Lien Notes Collateral Agent; (e) the First Lien Ad Hoc Group and all members thereof; (f) the Unsecured Notes Trustee; (g) the Crossover Group and all members thereof; (h) the Exit Backstop Participants; (i) the Exit Facility Agent; (j) the Exit Facility Lenders; (k) with respect to each of the foregoing parties in clauses (a) through (j), each of such party’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), assigns, subsidiaries, direct and indirect equity holders or beneficiaries, funds, portfolio companies, and management companies; and (l) with respect to each of the foregoing parties in clauses (a) through (j), each of such party’s current and former directors, officers, members, employees, partners, managers, general partners, limited partners, managing members, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, advisory board members, investment advisors or sub-advisors, and other professionals. 42. “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 43. “Existing Common Equity Interests” means all outstanding JEH Common Units and common Interests of JEI, together with any and all outstanding and unexercised or unvested warrants, options or rights to acquire JEI’s currently outstanding equity. 44. “Existing Preferred Equity Interests” means all outstanding JEH Mirror Preferred Units and all Interests of 8.000% Series A Perpetual Convertible Preferred Stock, together with any and all outstanding and unexercised or unvested warrants, options or rights to acquire JEI’s currently outstanding equity. 45. “Exit Backstop Participants” means the First Lien Noteholders and Unsecured Noteholders that agree to backstop the Exit Facility. 46. “Exit Facility” means the Committed Exit Facility and any Alternative Exit Facility, as applicable. 4

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 73 of 118 47. “Exit Facility Agent” means the administrative agent under the Exit Facility Loan Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Exit Facility Loan Agreement. 48. “Exit Facility Documents” means the Exit Facility Loan Agreement and any other guarantee, security agreement, deed of trust, mortgage, and relevant documentation with respect to the Exit Facility. 49. “Exit Facility Lenders” means those lenders party to the Exit Facility Loan Agreement. 50. “Exit Facility Loan Agreement” means that certain loan agreement memorializing the Exit Facility, which shall be entered into among one or more of the Debtors or the Reorganized Debtors (as applicable), certain Affiliates thereof, the Exit Facility Agent, and the Exit Facility Lenders. 51. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 52. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 53. “Final Order” means as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice. 54. “First Lien Ad Hoc Group” means the ad hoc group of certain First Lien Noteholders represented by Milbank LLP and Lazard Frères & Co. LLC. 55. “First Lien Noteholders” means the holders or investment advisors or managers of discretionary accounts that hold First Lien Notes. 56. “First Lien Notes” means the 9.25% Senior Secured First Lien Notes due March 15, 2023 issued pursuant to the First Lien Notes Indenture. 57. “First Lien Notes Claim” means any Claim on account of the First Lien Notes. 58. “First Lien Notes Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent under the First Lien Notes Indenture, its successors, assigns, or any replacement agent appointed pursuant to the terms of the First Lien Notes Indenture. 59. “First Lien Notes Indenture” means that certain indenture entered into among the Debtors, and the First Lien Notes Indenture Trustee, dated as of February 14, 2018, and as may be amended or supplemented from time to time in accordance with its terms. 60. “First Lien Notes Indenture Trustee” means UMB Bank, National Association, in its capacity as indenture trustee under the First Lien Notes Indenture, its successors, assigns, or any replacement agent appointed pursuant to the terms of the First Lien Notes Indenture. 61. “Indenture Trustees’ Charging Liens” means any Lien or other priority in payment to which any of the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee are entitled, pursuant to the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable, for payment of Indenture Trustees’ Expenses. 62. “Indenture Trustees’ Expenses” means any reasonable and documented fees and out-of-pocket costs and expenses incurred prior to or after the Petition Date by any of the First Lien Notes Collateral Agent, the First Lien 5

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 74 of 118 Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee that are required to be paid under either the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture. Such amounts shall include the reasonable, documented, out-of-pocket costs and expenses of, and reasonable, documented unpaid legal fees actually incurred by counsel to the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee in connection with the Chapter 11 Cases and the distributions to the First Lien Noteholders and Unsecured Noteholders (whether incurred prior to or after the Effective Date). 63. “General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, a Priority Tax Claim, an Other Secured Claim, an Other Priority Claim, a Hedge Claim, an RBL Claim, a First Lien Notes Claim, an Unsecured Notes Claim, an Existing Common Equity Interest, JEH Mirror Preferred Units, or Existing Preferred Equity Interests. 64. “Governance Term Sheet” means the term sheet attached to the Restructuring Support Agreement as Annex 6 setting forth the terms of certain agreements related to the corporate governance of the Reorganized Debtors. 65. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 66. “Hedge Claim” means any Claim arising from commodity hedge transactions pursuant to an ISDA Master Agreement and Schedules thereto. 67. “Impaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 68. “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code. 69. Affiliate. “Intercompany Claim” means any Claim held by a Debtor or an Affiliate against a Debtor or an 70. “Intercompany Interest” means any Interest in a Debtor held by a Debtor. 71. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor. 72. “JEH” means Jones Energy Holdings, LLC. 73. “JEH Common Units” means all outstanding common Interests in JEH, together with any and all outstanding and unexercised or unvested warrants, options, or rights to acquire JEH’s currently outstanding equity. 74. “JEH Mirror Preferred Units” means all Interests of 8.000% Series A Perpetual Convertible Preferred Stock, together with any and all outstanding and unexercised or unvested warrants, options or rights to acquire JEH’s currently outstanding equity. 75. “JEI” means Jones Energy, Inc. 76. “JEI, LLC” means Jones Energy Intermediate, LLC. 77. time to time. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from 78. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 6

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 75 of 118 79. “Liquidation Recovery” means the value of the consideration a holder of a Claim against or Interest in a Debtor would receive or retain if such Debtor were to be liquidated under chapter 7 of the Bankruptcy Code as of the Effective Date, as set forth in the liquidation analysis attached to the Disclosure Statement as Exhibit D. 80. “Management Compensation Term Sheet” means the term sheet setting forth the terms of the Management Incentive Plan, attached to the Restructuring Support Agreement as Annex 5. 81. “Management Employment Agreements” means the employment agreements between the Debtors and the Debtors’ Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer in the form agreed to and in effect on the Petition Date. 82. “Management Incentive Plan” means the management incentive plan that the Reorganized Debtors will implement on or after the Effective Date on the terms set forth in the Management Compensation Term Sheet. 83. “New Board” means the board of directors of the Reorganized Debtors appointed in accordance with the terms of the Governance Term Sheet. The identities of directors on the New Board shall be set forth in the Plan Supplement. 84. “New Common Equity” means, depending on the transaction structure and as detailed in the Restructuring Transactions Memorandum, common equity in one or more Reorganized Debtors. 85.“New Organizational Documents” means the documents providing for corporate governance of the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with the Restructuring Support Agreement and the Governance Term Sheet, this Plan, and section 1123(a)(6) of the Bankruptcy Code (as applicable), and shall be included in the Plan Supplement. 86. “New Warrants” means the 5-year warrants convertible into up to 15.0% of the New Common Equity, issued by the Debtors on the Effective Date in accordance with the terms set forth in the New Warrants Term Sheet, attached to the Restructuring Support Agreement as Annex 7. 87. “New Warrants Agreement” means that certain agreement providing for, among other things, the issuance and terms of the New Warrants, which shall be included in the Plan Supplement. 88. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 89. “Other Secured Claim” means any Secured Claim, other than a Hedge Claim, RBL Claim, or First Lien Notes Claim, including any Secured Tax Claim or any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 90. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 91. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 92. “Plan Distribution” means a payment or distribution to holders of Allowed Claims, Allowed Interests, or other eligible Entities under this Plan. 93. “Plan Objection Deadline” means the date the Bankruptcy Court establishes as the deadline to File an objection to Confirmation of the Plan. 94. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to 7

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 76 of 118 be Filed by the Debtors no later than seven (7) days before the commencement of the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the New Board; (c) the Assumed Executory Contracts and Unexpired Leases Schedule; (d) the Rejected Executory Contracts and Unexpired Leases Schedule; (e) the Schedule of Retained Causes of Action; (f) the Exit Facility Documents; (g) the Management Incentive Plan; (h) the New Warrants Agreement; and (i) the Restructuring Transactions Memorandum. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement through the Effective Date as set forth in this Plan and in accordance with the Restructuring Support Agreement (and subject to the applicable consent rights thereunder). 95. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 96. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. 97. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 98. “Professional Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II.B hereof. 99. “Professional Claim” means a Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. 100. “Professional Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Amount. 101. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. 102. “RBL Credit Agreement” means that certain Credit Agreement, dated as of December 31, 2009, among JEH, as borrower, JEI, the lender parties thereto, and Wells Fargo Bank, N.A., as administrative agent. 103. “RBL Claim” means any Claim arising under, derived from, based on, or secured pursuant to the RBL Credit Agreement. 104. “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder and the holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation in accordance with section 1124(1) of the Bankruptcy Code. 105. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time; provided that such schedule shall be in form and substance acceptable to the Required Consenting First Lien Noteholders. 106. “Released Party” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Notes Trustee; (d) the First Lien Notes Collateral Agent; (e) the First Lien Ad Hoc Group and all members thereof; (f) the Unsecured Notes Trustee; (g) the Crossover Group and all members thereof; (h) the Exit Backstop Participants; (i) the Exit Facility Agent; (j) the Exit Facility Lenders; (k) Metalmark Capital, LLC; (l) with respect to each of the foregoing parties in clauses (a) through (k), each of such party’s current 8

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 77 of 118 and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), assigns, subsidiaries, direct and indirect equity holders or beneficiaries, funds, portfolio companies, and management companies; and (m) with respect to each of the foregoing parties in clauses (a) through (l), each of such party’s current and former directors, officers, members, employees, partners, managers, general partners, limited partners, managing members, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, advisory board members, investment advisors or sub-advisors, and other professionals; provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan, (y) files an objection to the releases contained in the Plan by the Plan Objection Deadline, or (z) timely votes to reject the Plan shall not be a “Released Party.” 107. “Releasing Parties” means each of the following, solely in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Notes Trustee; (d) the First Lien Notes Collateral Agent; (e) the First Lien Ad Hoc Group and all members thereof; (f) the Unsecured Notes Trustee; (g) the Crossover Group and all members thereof; (h) the Exit Backstop Participants; (i) the Exit Facility Agent; (j) the Exit Facility Lenders; (k) Metalmark Capital, LLC; (l) with respect to each of the foregoing parties in clauses (a) through (k), each of such party’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), assigns, subsidiaries, direct and indirect equity holders or beneficiaries, funds, portfolio companies, and management companies; (m) with respect to each of the foregoing parties in clauses (a) through (l), each of such party’s current and former directors, officers, members, employees, partners, managers, general partners, limited partners, managing members, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, advisory board members, investment advisors or sub-advisors, and other professionals; and (n) all holders of Claims or Interests; provided that any holder of a Claim or Interest that (x) validly opts out of the releases contained in the Plan, (y) files an objection to the releases contained in the Plan by the Plan Objection Deadline, or (z) timely votes to reject the Plan shall not be a “Releasing Party.” 108. “Reorganized Debtors” means collectively, a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date, including any new entity established in connection with the implementation of the Restructuring Transactions. 109. “Required Consenting First Lien Noteholders” means, as of the relevant date, Consenting First Lien Noteholders that collectively hold at least a majority of the aggregate outstanding principal amount of First Lien Notes held by all of the Consenting First Lien Noteholders as of such date, which must include no fewer than two members of the First Lien Ad Hoc Group. 110. “Required Consenting Noteholders” means the Required Consenting First Lien Noteholders and the Required Consenting Unsecured Noteholders. 111. “Required Consenting Unsecured Noteholders” means, as of the relevant date, Consenting Unsecured Noteholders that collectively hold at least a majority of the aggregate outstanding principal amount of Unsecured Notes held by all of the Consenting Unsecured Noteholders as of such date 112. “Restructuring Transactions” means any transaction and any actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors’ and the Reorganized Debtors’ respective businesses or a corporate restructuring of the overall corporate structure of the Debtors on the terms set forth in the Plan, Restructuring Support Agreement, and Restructuring Transactions Memorandum, including the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, as described in Article IV.B hereof. 113. “Restructuring Transactions Memorandum” means a document, in form and substance acceptable to the Required Consenting First Lien Noteholders, to be included in the Plan Supplement that will set forth the material components of the Restructuring Transactions, including the identity of the issuer or issuers of the New Common Equity and any elections that must be made with respect to the receipt of the New Common Equity. 9

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 78 of 118 114. “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of April 2, 2019, by and among the Debtors and the Consenting Stakeholders, as may be further amended, modified, or supplemented from time to time, in accordance with its terms. 115. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time. 116. “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 117. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 118. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 119. “TRA” means that certain Tax Receivable Agreement dated July 29, 2013, entered into by JEI, JEH, and each of the Members (as defined in the TRA), as amended or supplemented. 120. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 121. “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 122. “Unsecured Noteholders” means the holders or investment advisors or managers of discretionary accounts that hold Unsecured Notes. 123. “Unsecured Notes” means collectively, the 2022 Notes and the 2023 Notes. 124. “Unsecured Notes Claim” means any Claim on account of the Unsecured Notes. 125. “Unsecured Notes Indenture Trustee” means UMB Bank, National Association, or any successor thereto, in its capacity as trustee under the 2022 Notes Indenture or the 2023 Notes Indenture, as applicable, its successors, assigns, or any replacement agent appointed pursuant to the terms of the 2022 Notes Indenture or the 2023 Notes Indenture, as applicable. 126. Indenture. “2022 Notes” means the 6.75% Senior Notes due April 1, 2022 issued pursuant to the 2022 Notes 127. “2022 Notes Indenture” means that certain indenture entered into among the Debtors thereto, and UMB Bank, National Association, or any successor thereto, as indenture trustee, dated as of April 1, 2014, and as may be amended or supplemented from time to time in accordance with its terms. 128. Indenture. “2023 Notes” means the 9.25% Senior Notes due March 15, 2023 issued pursuant to the 2023 Notes 129. “2023 Notes Indenture” means that certain indenture entered into among the Debtors thereto, and UMB Bank, National Association, or any successor thereto, as indenture trustee, dated as of February 23, 2015, and as may be amended or supplemented from time to time in accordance with its terms. 10

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 79 of 118 B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (14) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (15) references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “holders of Interests,” “Disputed Interests,” and the like, as applicable; (16) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (17) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail. C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. D. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law), shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtors, as applicable. 11

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 80 of 118 E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control. H. Consent Rights. Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreements set forth in the Restructuring Support Agreement (including the annexes thereto) with respect to the form and substance of this Plan, all exhibits to the Plan, and the Plan Supplement, and all other Definitive Documents (as defined in the Restructuring Support Agreement), including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I.A hereof) and fully enforceable as if stated in full herein. ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. 12

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 81 of 118 B. Professional Claims. 1.Final Fee Applications and Payment of Professional Claims. All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Amount on the Effective Date. 2.Professional Escrow Account. On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Escrow Account with Cash equal to the Professional Amount, which shall be funded by the Reorganized Debtors. The Professional Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Amount Professional Claims shall be paid in Cash to the Professionals by the Reorganized Debtors from the Professional Escrow Account as soon as reasonably practicable after such Professional Claims are Allowed. When such Allowed Professional Claims have been paid in full, any remaining amount in the Professional Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court. 3.Professional Amount. Professionals shall reasonably estimate their unpaid Professional Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional. 4.Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors; provided that the applicable professionals shall provide copies of invoices for such amounts in advance to counsel to the First Lien Ad Hoc Group. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. C. Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. 13

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 82 of 118 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification of Claims and Interests. This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest fits within the description of that Class and is classified in other Class(es) to the extent that any portion of the Claim or Interest fits within the description of such other Class(es). A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: (Deemed to Accept) (Deemed to Accept) (Deemed to Accept) (Deemed to Accept) (Deemed to Accept or (Deemed to Reject) (Deemed to Reject) (Deemed to Accept or B. Treatment of Claims and Interests. Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter. 1.Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Other Secured Claims. 14 Class Claims and Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote Class 2 Other Priority Claims Unimpaired Not Entitled to Vote Class 3 Hedge Claims / RBL Claims Unimpaired Not Entitled to Vote Class 4 First Lien Notes Claims Impaired Entitled to Vote Class 5 Unsecured Notes Claims Impaired Entitled to Vote Class 6 General Unsecured Claims against Debtors other than JEI and JEI, LLC Unimpaired Not Entitled to Vote Class 7 General Unsecured Claims against JEI and/or JEI, LLC Impaired Entitled to Vote Class 8 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote Reject) Class 9 Existing Preferred Equity Interests Impaired Not Entitled to Vote Class 10 Existing Common Equity Interests Impaired Not Entitled to Vote Class 11 Intercompany Interests Unimpaired / Impaired Not Entitled to Vote Reject)

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 83 of 118 (b) Treatment: Each holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor (i) payment in full in Cash of its Allowed Class 1 Claim; (ii) the collateral securing its Allowed Class 1 Claim; (iii) Reinstatement of its Allowed Class 1 Claim; or (iv) such other treatment that renders its Allowed Class 1 Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under the Plan. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Other Priority Claims. (b) Treatment: Each holder of an Allowed Other Priority Claim shall receive payment in full in Cash. (c) Voting: Class 2 is Unimpaired under the Plan. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 3. Class 3 – Hedge Claims and RBL Claims (a) Classification: Class 3 consists of all Hedge Claims and RBL Claims, if any. (b) Treatment: Each holder of an Allowed Hedge Claim or Allowed RBL Claim shall receive payment in full in Cash or such other treatment rendering its Allowed Hedge Claim or Allowed RBL Claim, as applicable, Unimpaired in accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 3 is Unimpaired under the Plan. Holders of Claims in Class 3 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 4. Class 4 – First Lien Notes Claims (a) Classification: Class 4 consists of all First Lien Notes Claims. (b) Allowance: On the Effective Date, in accordance with the Cash Collateral Orders, the First Lien Notes Claims shall be Allowed in the aggregate principal amount of not less than $450,000,000.00, plus any accrued but unpaid interest thereon payable as of the Petition Date at the applicable contractual interest rate and any unpaid fees and expenses payable in accordance with the First Lien Notes Indenture. 15

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 84 of 118 (c) Treatment: Each holder of an Allowed First Lien Notes Claim shall receive its Pro Rata share of 96% of the New Common Equity, subject to dilution on account of the Management Incentive Plan and the New Warrants. (d) Voting: Class 4 is Impaired under the Plan. Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan. 5. Class 5 – Unsecured Notes Claims (a) Classification: Class 5 consists of all Unsecured Notes Claims. (b) Allowance: On the Effective Date, the Unsecured Notes Claims shall be Allowed in the aggregate principal amount of not less than $559,148,000.00, plus any accrued but unpaid interest thereon payable as of the Petition Date at the applicable contractual interest rate in accordance with the 2022 Notes Indenture and the 2023 Notes Indenture, as applicable. (c) Treatment: Each holder of an Allowed Unsecured Notes Claim shall receive its Pro Rata share of: (i) 4% of the New Common Equity, subject to dilution on account of the Management Incentive Plan and the New Warrants; and (ii) the New Warrants. (d) Voting: Class 5 is Impaired under the Plan. Holders of Claims in Class 5 are entitled to vote to accept or reject the Plan. 6. Class 6 – General Unsecured Claims against Debtors other than JEI and JEI, LLC (a) Classification: Class 6 consists of all General Unsecured Claims against Debtors other than JEI and JEI, LLC. (b) Treatment: Each holder of an Allowed General Unsecured Claim against Debtors other than JEI and JEI, LLC, shall receive, at the option of the applicable Debtor: (i) payment in full in Cash; or (ii) Reinstatement. (c) Voting: Class 6 is Unimpaired under the Plan. Holders of Claims in Class 6 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such holders are not entitled to vote to accept or reject the Plan. 7. Class 7 – General Unsecured Claims against JEI and/or JEI, LLC (a) Classification: Class 7 consists of all General Unsecured Claims against JEI and/or JEI, LLC. (b) Treatment: Each holder of an Allowed General Unsecured Claim against JEI and/or JEI, LLC shall receive $0. (c) Voting: Class 7 is Impaired under the Plan. Holders of Claims in Class 7 are entitled to vote to accept or reject the Plan. 16

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 85 of 118 8. Class 8 – Intercompany Claims (a) Classification: Class 8 consists of all Intercompany Claims. (b) Treatment: Each Allowed Intercompany Claim shall be, at the option of the applicable Debtor, either: (i) Reinstated; (ii) canceled, released, and extinguished, and will be of no further force or effect; or (iii) otherwise addressed at the option of each applicable Debtor such that holders of Class 8 Intercompany Claims will not receive any distribution on account of such Class 8 Claims. (c) Voting: Class 8 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject the Plan. 9. Class 9 – Existing Preferred Equity Interests (a) Classification: Class 9 consists of all Existing Preferred Equity Interests. (b) Treatment: Holders of Existing Preferred Equity Interests will not receive any distribution on account of such Interests, which will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect. (c) Voting: Class 9 is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 9 is not entitled to vote to accept or reject the Plan. 10. Class 10 – Existing Common Equity Interests (a) Classification: Class 10 consists of all Existing Common Equity Interests. (b) Treatment: Holders of Existing Common Equity Interests will not receive any distribution on account of such Interests, which will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect. (c) Voting: Class 10 is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 10 is not entitled to vote to accept or reject the Plan. 11. Class 11 – Intercompany Interests (a) Classification: Class 11 consists of all Intercompany Interests. (b) Treatment: Each Intercompany Interest shall be Reinstated as of the Effective Date or, at the Debtors’ or the Reorganized Debtors’ option, shall be cancelled. No distribution shall be made on account of any Intercompany Interests. (c) Voting: Class 11 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 11 is not entitled to vote to accept or reject the Plan. 17

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 86 of 118 C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including, all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. D. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. F. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure for the ultimate benefit of the holders of New Common Equity, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors reserve the right to modify the Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. 18

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 87 of 118 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests. As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including (1) any challenge to the amount, validity, perfection, enforceability, priority or extent of the Hedge Claims, RBL Claims, First Lien Notes Claims, or the Unsecured Notes Claims and (2) any claim to avoid, subordinate, or disallow any Hedge Claim, RBL Claim, First Lien Notes Claim, or Unsecured Notes Claim, whether under any provision of chapter 5 of the Bankruptcy Code, on any equitable theory (including equitable subordination, equitable disallowance, or unjust enrichment) or otherwise. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. B. Restructuring Transactions. On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions, including as set forth in the Restructuring Transactions Memorandum. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Confirmation Order shall, and shall be deemed to, pursuant to sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, contemplated by, or necessary to effectuate the Plan. C. Reorganized Debtors. On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt their New Organizational Documents, which shall be consistent with the Governance Term Sheet. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. Cash payments to be made pursuant to the Plan will be made by the Debtors or Reorganized Debtors. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or Reorganized Debtors, as applicable, to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan. From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court 19

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 88 of 118 to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate. D. Sources of Consideration for Plan Distributions. The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan with: (1) Cash on hand, including Cash from operations; (2) the New Common Equity; (3) the New Warrants; and (4) the proceeds from the Exit Facility, as applicable. 1.Exit Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents, provided that the Debtors or the Reorganized Debtors, as applicable, determine that entry into the Exit Facility is in the best interests of the Reorganized Debtors, and the First Lien Noteholders agree with such determination. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the Exit Facility (including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents and agreements necessary or appropriate to pursue or obtain the Exit Facility, including the Exit Facility Documents, and incur and pay any fees and expenses in connection therewith, and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to consummate the Exit Facility; provided that such modifications are reasonably acceptable to the Required Consenting First Lien Noteholders. As of the Effective Date, upon the granting of Liens in accordance with the Exit Facility Documents, such Liens shall constitute valid, binding, enforceable, and automatically perfected Liens in the collateral specified in the Exit Facility Documents. To the extent provided in the Exit Facility Documents, the Exit Facility Agent or holder(s) of Liens under the Exit Facility Documents are authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The guarantees, mortgages, pledges, Liens, and other security interests granted to secure the obligations arising under the Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extent credit thereunder shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination, and the priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents. 2.Issuance of New Common Equity. The issuance of the New Common Equity, including options or other equity awards, if any, reserved for the Management Incentive Plan, and the New Warrants, by the Reorganized Debtors (as set forth in the Restructuring Transactions Memorandum) shall be authorized without the need for any further corporate action or without any further action by the holders of Claims or Interests. The Reorganized Debtors shall be authorized to issue a certain number of shares, units or equity interests (as the case may be based on how the New Common Equity is denominated and the identity of the Reorganized Debtor issuing such shares, units, or equity interests) of New Common Equity required to be issued under the Plan and pursuant to their New Organizational Documents. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan. All of the shares, units, or equity interests (as the case may be based on how the New Common Equity is denominated) of New Common Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the 20

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 89 of 118 instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. 3.Issuance of New Warrants. On the Effective Date, the applicable Reorganized Debtor (as set forth in the Restructuring Transactions Memorandum) will issue the New Warrants only to the extent required to provide for distributions to holders of Unsecured Notes Claims, as contemplated by this Plan. All of the New Warrants issued pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance without the need for execution by any party thereto other than the applicable Reorganized Debtor(s). E. Holders of Working and Similar Interests. The legal and equitable rights, interests, defenses, and obligations of lessors under the Debtors’ oil and gas leases, holders of certain other mineral interests related to the Debtors’ oil and gas properties, owners of non-operating working interests in the Debtors’ oil and gas properties, counterparties to the Debtors’ joint operating agreements, and holders of claims related to joint-interest billings and other similar working interests shall not be impaired in any manner by the provisions of this Plan. Nor shall anything in this Plan impair the related legal and equitable rights, interests, defenses, or obligations of the Debtors or the Reorganized Debtors. To the extent applicable, such Claims or Interests shall be Reinstated pursuant to this Plan. Notwithstanding the foregoing, nothing in this Article IV.E hereof shall limit the Debtors’ rights to reject any executory contract or unexpired lease in accordance with the Bankruptcy Code or pursuant to Article V hereof. F. Corporate Existence. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan or otherwise, in each case, consistent with the Restructuring Support Agreement, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions Memorandum) or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without 21

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 90 of 118 supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. H. Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests, including any such notes, instruments, certificates, or other documents evidencing the JEH Mirror Preferred Units, shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to this Plan. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI hereof, the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture shall continue in effect solely to the extent necessary to: (1) permit holders of Claims under the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture to receive their respective Plan Distributions; (2) permit the Reorganized Debtors and the Disbursing Agent, as applicable, to make Plan Distributions on account of the Allowed Claims under the First Lien Notes Indenture, the 2022 Notes Indenture, and the 2023 Notes Indenture, as applicable; (3) permit the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee to seek and receive payment of the Indenture Trustees’ Expenses pursuant to Article IV.S hereof; and (4) permit each of the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of this Plan and to maintain its respective Indenture Trustees’ Charging Liens. Except as provided in this Plan (including Article VI hereof), on the Effective Date, the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee, and their respective agents, successors, and assigns, shall be automatically and fully discharged of all of their duties and obligations associated with the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable. The commitments and obligations (if any) of the First Lien Noteholders or the Unsecured Noteholders to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the First Lien Notes Indenture, the 2022 Notes Indenture, or the 2023 Notes Indenture, as applicable, shall fully terminate and be of no further force or effect on the Effective Date. I. Corporate Action. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Compensation and Benefit Programs; (2) selection of the directors and officers for the Reorganized Debtors; (3) the issuance and distribution of the New Common Equity; (4) implementation of the Restructuring Transactions; (5) issuance and distribution of the New Warrants; (6) entry into the New Warrants Agreement and the Exit Facility Documents, as applicable; (7) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (8) adoption of the New Organizational Documents; (9) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (10) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtor, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, members, directors, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Equity, the New Organizational Documents, the New Warrants and the New Warrants Agreement (as applicable), the Exit Facility Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy law. 22

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 91 of 118 J. New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable laws of the respective state or country of organization. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. For the avoidance of doubt, the New Organizational Documents shall be consistent with the Governance Term Sheet. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents. K. Indemnification Provisions in Organizational Documents. As of the Effective Date, the New Organizational Documents of each Reorganized Debtor shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former managers, directors, officers, employees, or agents at least to the same extent as the certificate of incorporation, bylaws, or similar organizational document of each of the respective Debtors on the Petition Date, against any claims or causes of action whether derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. L. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors of JEI shall expire, and all of the directors for the initial term of the New Board shall be appointed in accordance with the Governance Term Sheet. The New Board shall initially consist of 7 members. In subsequent terms, the directors shall be selected in accordance with the New Organizational Documents of the Reorganized Debtors. To the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing, consistent with section 1129(a)(5) of the Bankruptcy Code. Each director and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the applicable New Organizational Documents and other constituent documents. M. Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers (as applicable), are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. N. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit Facility; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any 23

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 92 of 118 transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. O. Director and Officer Liability Insurance. Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed. In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date. P. Management Incentive Program. On the Effective Date, the Reorganized Debtors shall implement the Management Incentive Plan pursuant to the terms set forth in the Management Compensation Term Sheet attached to the Restructuring Support Agreement, and which shall be Filed with the Plan Supplement. Q. Employee and Retiree Benefits. Unless otherwise provided herein, and subject to Article V hereof, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. R. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. 24

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 93 of 118 The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII hereof. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. S. Indenture Trustees’ Expenses. On the Effective Date, the Debtors shall distribute Cash to the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee in amounts equal to their respective Indenture Trustees’ Expenses. From and after the Effective Date, the Reorganized Debtors shall distribute Cash to the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee in amounts equal to their respective post-emergence Indenture Trustees’ Expenses promptly after receipt of invoices therefor (which may be redacted for applicable privilege). If the Debtors or the Reorganized Debtors dispute the reasonableness of any Indenture Trustees’ Expenses, the Debtors, the Reorganized Debtors, the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee, as applicable, may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such fees or expenses and the disputed portion of the Indenture Trustees’ Expenses shall not be paid until the dispute is resolved. The undisputed portion of the Indenture Trustees’ Expenses shall be paid as provided herein. Nothing contained herein shall otherwise affect the right of the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, or the Unsecured Notes Indenture Trustee to assert their respective Indenture Trustees’ Charging Liens, to the extent applicable under the terms of the First Lien Notes Indenture, 2022 Notes Indenture, or the 2023 Notes Indenture; provided, however, that upon the full and indefeasible payment of the applicable Indenture Trustees’ Expenses, the applicable Indenture Trustees’ Charging Liens shall be deemed released and discharged in full with respect to such Indenture Trustees’ Expenses. For the avoidance of doubt, the First Lien Notes Collateral Agent, the First Lien Notes Indenture Trustee, and the Unsecured Notes Indenture Trustee shall not be required to file a Proof of Claim on account of either the First Lien Notes Claims, the Unsecured Notes Claims, or the Indenture Trustees’ Expenses. 25

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 94 of 118 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided in Article V.H.1 and elsewhere herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (1) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contract and Unexpired Leases Schedule, or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases Schedule and the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date, so long as such allocation, amendment, modification, or supplement is consistent with the Restructuring Support Agreement. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, or (3) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 or Article III.B.7 of this Plan. 26

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 95 of 118 C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. No later than seven (7) calendar days before the Confirmation Hearing, the Debtors shall provide notices of proposed Cure amounts to the counterparties to the agreements listed on the Assumed Executory Contracts and Unexpired Leases Schedule, which shall include a description of the procedures for objecting to the proposed Cure amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure amount must be Filed, served, and actually received by the counsel to the Debtor no later than the date and time specified in the notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to such assumption or Cure amount. Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is added to the Assumed Executory Contracts and Unexpired Leases Schedule after such 7-day deadline, a notice of proposed Cure amounts with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure amount. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or any bankruptcy-related defaults, arising at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such assumption, (2) the effective date of such assumption or (3) the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. D. Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases. 27

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 96 of 118 E. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. F. Reservation of Rights. Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. G. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. H. Employee Compensation and Benefits. 1.Compensation and Benefit Programs. Subject to the provisions of the Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Program that provide for rights to acquire Equity Interests in any of the Debtors; and (b) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. Any assumption of Compensation and Benefits Programs pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption. On the Effective Date, pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, the Management Employment Agreements shall be deemed assumed, and the Debtors and the Reorganized Debtors shall not seek to reject the Management Employment Agreements after the Effective Date. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that 28

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 97 of 118 nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law. I. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims Allowed as of the Effective Date. Except as otherwise provided herein, in a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the holder of the applicable Allowed Claim on the first Distribution Date, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.C of the Plan, and (3) Allowed General Unsecured Claims against Debtors other than JEI and/or JEI, LLC, shall be paid in accordance with Article III.B.6 of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Thereafter, a Distribution Date shall occur no less frequently than once in every thirty (30) days, as necessary, in the Reorganized Debtors’ sole discretion. B. Disbursing Agent. All distributions under the Plan shall be made by the Reorganized Debtors. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. C. Rights and Powers of Disbursing Agent. 1.Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2.Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. 29

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 98 of 118 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1.Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a publicly traded Security, is transferred twenty (20) or fewer days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2.Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. 3.Delivery of Distributions on First Lien Notes Claims and Unsecured Notes Claims. The First Lien Notes Indenture Trustee shall be deemed to be the holder of all Allowed Class 4 Claims and the Unsecured Notes Indenture Trustee shall be deemed to be the holder of all Allowed Class 5 Claims for purposes of distributions to be made hereunder, and all distributions on account of such Allowed Claims shall be deemed to have been made at the direction of the applicable indenture trustee, and subject to the Indenture Trustees’ Charging Liens. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the First Lien Notes Indenture Trustee and Unsecured Notes Indenture Trustee shall not have any liability to any Entity with respect to distributions directed to be made by the First Lien Notes Indenture Trustee or Unsecured Notes Indenture Trustee. 4.Minimum Distributions. No fractional shares of New Common Equity or New Warrants shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Equity or New Warrants that is not a whole number, the actual distribution of shares of New Common Equity or New Warrants shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Equity or New Warrants to be distributed to holders of Allowed Claims and Allowed Interests hereunder shall be adjusted as necessary to account for the foregoing rounding. 5.Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. 30

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 99 of 118 6.Surrender of Canceled Instruments or Securities. On the Effective Date or as soon as reasonably practicable thereafter, each holder of a certificate or instrument evidencing a Claim or an Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the holder of a Claim or Interest, which shall continue in effect for purposes of allowing holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan. E. Manner of Payment. 1.All distributions of the New Common Equity and New Warrants to the holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable. 2.All distributions of Cash to the holders of the applicable Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor. 3.At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. F. Section 1145 Exemption. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Equity and the New Warrants, as contemplated by Article III.B hereof, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, such New Common Equity and the New Warrants will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of (i) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) any restrictions in the Reorganized Debtors’ New Organizational Documents. G. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances. H. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. 31

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 100 of 118 I. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim. J. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date. K. Setoffs and Recoupment. Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. In no event shall any holder of a Claim be entitled to recoup such Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. L. Claims Paid or Payable by Third Parties. 1.Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid. 2.Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 32

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 101 of 118 3.Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. There is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to have a Claim Allowed for the purposes of the Plan, except as provided in Article V.B of the Plan. On and after the Effective Date, except as otherwise provided in this Plan, all Allowed Claims shall be satisfied in the ordinary court of business of the Reorganized Debtors. The Debtors and the Reorganized Debtors, as applicable, shall have the exclusive authority to (i) determine, without the need for notice to or action, order, or approval of the Bankruptcy Court, that a claim subject to any Proof of Claim that is Filed is Allowed and (ii) file, settle, compromise, withdraw, or litigate to judgment any objections to Claims as permitted under this Plan. If the Debtors or Reorganized Debtors dispute any Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced; provided that the Debtors or Reorganized Debtors may elect, at their sole option, to object to any Claim (other than Claims expressly Allowed by this Plan) and to have the validity or amount of any Claim adjudicated by the Bankruptcy Court; provided, further, that holders of Claims may elect to resolve the validity or amount of any Claim in the Bankruptcy Court. If a holder makes such an election, the Bankruptcy Court shall apply the law that would have governed the dispute if the Chapter 11 Cases had not been filed. All Proofs of Claim Filed in the Chapter 11 Cases shall be considered object to and Disputed without further action by the Debtors. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. B. Allowance of Claims. After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law. C. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.R of the Plan. Any objections to Claims and Interests other than General Unsecured Claims shall be served and filed on or before the 180th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. All Claims 33

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 102 of 118 and Interests other than General Unsecured Claims not objected to by the end of such 180-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court. Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with the Bankruptcy Code or any applicable nonbankruptcy law. If the Debtors, or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. D. Adjustment to Claims or Interests without Objection. Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Disallowance of Claims or Interests. All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. F. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount. G. Distributions After Allowance. To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest. H. No Interest. Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. 34

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 103 of 118 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such holder’s behalf. C. Releases by the Debtors. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is 35

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 104 of 118 deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part: the Debtors (including the management, ownership, or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions or (b) any Person from any claim or Causes of Action related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release. D. Releases by the Releasing Parties. Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party is deemed to have released and discharged the Debtors, the Reorganized Debtors, and each Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan 36

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 105 of 118 Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the Restructuring Transactions or (b) any Person from any claim or Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence by such Person. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release. E. Exculpation. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties shall be deemed to have participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan. F. Injunction. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any 37

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 106 of 118 manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F hereof. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. 38

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 107 of 118 ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1.the Bankruptcy Court shall have entered the Confirmation Order, which shall: (a) authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan; (b) decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent; (c) authorize the Debtors and Reorganized Debtors, as applicable or necessary, to, among other things: (i) implement the Restructuring Transactions; (ii) issue and distribute the New Warrants and the New Common Equity pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash, the New Warrants, and the New Common Equity; and (iv) enter into any agreements and transactions as necessary to effectuate the Restructuring Transactions, including the Exit Facility and the Management Incentive Plan; (d) authorize the implementation of the Plan in accordance with its terms; and (e) provide that, pursuant to section 1146 of the Bankruptcy Code, the issuance or exchange of any Security, assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; 2.the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; 3.the final version of all schedules, documents, and exhibits in the Plan Supplement shall have been Filed in a manner consistent in all material respects with the Restructuring Support Agreement, including the consent rights provided for therein, and the Plan; 4. the Restructuring Support Agreement shall remain in full force and effect; 5. adoption or assumption, as applicable, of the Compensation and Benefits Programs; 6. assumption of the Management Employment Agreements; 7. all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Escrow Account in accordance with Article II.B hereof pending approval by the Bankruptcy Court; 8.the Debtors shall have paid the reasonable and documented fees and expenses of (a) the First Lien Ad Hoc Group and (b) the Crossover Group, in accordance with the terms of the Restructuring Support Agreement and the Cash Collateral Orders, as applicable (for the avoidance of doubt, all attorneys, financial advisors, consultants, 39

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 108 of 118 and other professionals retained by such groups shall not be required to file applications with the Bankruptcy Court for allowance of compensation or reimbursement of expenses); and 9.the Debtors and Reorganized Debtors, as applicable, shall have implemented the Restructuring Transactions (including the Exit Facility) and all transactions contemplated herein, in a manner consistent in all respects with the Restructuring Support Agreement, the Plan, and the Plan Supplement, pursuant to documentation acceptable to the Debtors and Reorganized Debtors, as applicable. B. Waiver of Conditions. The conditions to Consummation set forth in this Article IX may be waived by the Debtors with the consent of the Required Consenting First Lien Noteholders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. C. Effect of Failure of Conditions. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity. D. Substantial Consummation “Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan and subject to the consent rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that each of the foregoing actions shall not violate the Restructuring Support Agreement. B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void 40

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 109 of 118 in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1.allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2.decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3.resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cures pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4.ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan; 5.adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6.adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7.enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement; 8.enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 9.resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan; 41

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 110 of 118 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.L hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement, including the Restructuring Support Agreement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under the Plan; 17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; 22. enforce all orders previously entered by the Bankruptcy Court; and 23. hear any other matter not inconsistent with the Bankruptcy Code. As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Organizational Documents and the Exit Facility and any documents related thereto shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such holders of Claims or Interests have, or are deemed to have accepted the Plan), all Entities that are parties to or are 42

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 111 of 118 subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Chapter 11 Cases or an order of dismissal or conversion, whichever comes first. D. Statutory Committee and Cessation of Fee and Expense Payment. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 43

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 112 of 118 After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement. Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. 44 Debtors Counsel to the Debtors Jones Energy, Inc. 807 Las Cimas Parkway, Suite 350 Austin, Texas 78746 Attention: Carl Giesler Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attention: Brian E. Schartz, P.C. and Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Christopher Marcus, P.C., Anthony R. Grossi, and Rebecca Blake Chaikin and Jackson Walker LLP 1401 McKinney Street, Suite 1900 Houston, TX 77010 Attention: Matthew D. Cavenaugh and Jennifer F. Wertz United States Trustee Counsel to the First Lien Ad Hoc Group Office of The United States Trustee 515 Rusk Street, Suite 3516 Houston, TX 77002 Milbank LLP 55 Hudson Yards New York, New York 10001 Attention: Evan R. Fleck and Michael W. Price Counsel to the Crossover Group Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Brian M. Resnick and Benjamin Schak

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 113 of 118 J. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/JonesEnergy or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. K. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be consistent with the Restructuring Support Agreement; and (3) nonseverable and mutually dependent. L. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. M. Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. N. Waiver or Estoppel. Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. 45

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 114 of 118 Dated: May 3, 2019 JONES ENERGY, INC. on behalf of itself and all other Debtors /s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr. Chief Executive Officer 46

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 115 of 118 Exhibit B Proposed Confirmation Order and Effective Date Notice

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 116 of 118 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION ) ) ) ) ) ) ) In re: Chapter 11 JONES ENERGY, INC., et al.,1 Case No. 19-32112 (DRJ) Debtors. (Jointly Administered) NOTICE OF (I) ENTRY OF ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION OF JONES ENERGY, INC. AND ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF EFFECTIVE DATE PLEASE TAKE NOTICE that on [ ], 2019, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates [Docket No. [ ]] (the “Confirmation Order”) confirming the Plan2 and approving the Disclosure Statement [Docket No. 19] of the above-captioned debtors (the “Debtors”). PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [ ], 2019. PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Epiq Corporate Restructuring, LLC, the notice, claims, and solicitations agent retained by the Debtors in these Chapter 11 Cases, by: (a) calling the Debtors’ restructuring hotline at (877) 330-3471 (US/Canada Toll Free) or (503) 597-5602 (International); or (b) visiting the Debtors’ restructuring website at: http://dm.epiq11.com/JonesEnergy. You may also obtain 1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Jones Energy, Inc. (7968); Jones Energy, LLC (8861); CCPR Sub LLC (0942); Jones Energy Finance Corp. (6247); Jones Energy Holdings, LLC (5091); Jones Energy Intermediate, LLC (3552); JRJ Opco, LLC (1488); Nosley Acquisition, LLC (1548); Nosley Assets, LLC (6460); Nosley Midstream, LLC (8315); and Nosley SCOOP, LLC (1108). The location of Jones Energy, LLC’s principal place of business and the Debtors’ service address in these chapter 11 cases is: 807 Las Cimas Parkway, Suite 350, Austin, TX 78746. 2 Capitalized terms used but not otherwise defined herein have the meanings given to them in the Joint Chapter 11 Plan of Reorganization of Jones Energy, Inc. and its Debtor Affiliates (Technical Modifications) [Docket No. 20] (as modified, amended, and including all supplements, the “Plan”).

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 117 of 118 copies of any pleadings Filed in these Chapter 11 Cases for a fee via PACER at: www.txs.uscourts.gov. PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan. PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder voted to accept the Plan. PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. Confirmation Order in their entirety. You are encouraged to review the Plan and the 2

Case 19-32112 Document 180 Filed in TXSB on 05/06/19 Page 118 of 118 Houston, Texas [DATE], 2019 /s/ JACKSON WALKER L.L.P. Matthew D. Cavenaugh (TX Bar No. 24062656) Jennifer F. Wertz (TX Bar No. 24072822) 1401 McKinney Street, Suite 1900 Houston, Texas 77010 KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Brian E. Schartz, P.C. (TX Bar No. 24099361) Anna G. Rotman, P.C. (TX Bar No. 24046761) 609 Main Street Houston, Texas 77002 Telephone: Facsimile: Email: (713) 752-4200 (713) 752-4221 mcavenaugh@jw.com jwertz@jw.com Telephone: Facsimile: Email: (713) 836-3600 (713) 836-3601 brian.schartz@kirkland.com Co-Counsel to the Debtors and Debtors in Possession -and-KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Christopher Marcus, P.C. (admitted pro hac vice) Anthony R. Grossi (admitted pro hac vice) 601 Lexington Avenue New York, New York 10022 Telephone: Facsimile: Email: (212) 446-4800 (212) 446-4900 christopher.marcus@kirkland.com anthony.grossi@kirkland.com -and-KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP James H.M. Sprayregen, P.C. 300 North LaSalle Street Chicago, Illinois 60654 Telephone: Facsimile: (312) 862-2000 (312) 862-2200 Co-Counsel to the Debtors and Debtors in Possession 3